EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Jurisdiction of
Parent Company	Subsidiary Company	Incorporation
Portec Rail Products, Inc.	Salient Systems, Inc.	United States
Portec Rail Products, Inc.	Portec Rail Nova Scotia Company	Canada
Portec Rail Nova Scotia Company	Portec, Rail Products Ltd.	Canada
Portec, Rail Products Ltd.	Kelsan Technologies Corp.	Canada
Kelsan Technologies Corp.	Kelsan Technologies (USA), LLC	United States
Kelsan Technologies Corp.	Kelsan Technologies (Europe) Limited	United Kingdom
Kelsan Technologies Corp.	Kelsan Holdings, Inc.	United States
Kelsan Technologies Corp.	JAM Enterprises, Inc.	United States
Portec Rail Products, Inc.	Portec Rail Products (UK) Ltd.	United Kingdom
Portec Rail Products (UK) Ltd.	Torvale Fisher 2000 Ltd.	United Kingdom
Portec Rail Products (UK) Ltd.	Torvale Fisher Ltd.	United Kingdom
Portec Rail Products (UK) Ltd.	Whitehough Engineering Ltd. (1)	United Kingdom
Portec Rail Products (UK) Ltd.	Conveyors International Ltd. (1)	United Kingdom
Portec Rail Products (UK) Ltd.	Coronet Rail, Ltd.	United Kingdom

(1) Dissolved in 2007.